GORDON & SILVER, LTD.
GERALD M. GORDON, ESQ.
Nevada Bar No. 000229
THOMAS H. FELL, ESQ.
Nevada. Bar No. 3717
3800 Howard Hughes Parkway
Fourteenth Floor
Las Vegas, Nevada 89109
(702) 796-5555
Attorneys for UNOFFICIAL COMMITTEE OF
12 1/2% FIRST MORTGAGE NOTEHOLDERS

                         UNITED STATES BANKRUPTCY COURT

                               DISTRICT OF NEVADA

In re                                  ) In Proceedings Under Chapter 11
                                       )
ELSINORE CORPORATION, a Nevada         )     Case No. 95-24685-RCJ
Corporation,                           )
                                       )
ELSUB MANAGEMENT CORPORATION,          )     Case No. 95-24689-RCJ
a Nevada corporation,                  )
                                       )
PALM SPRINGS EAST LIMITED              )     Case No. 95-24688-RCJ
PARTNERSHIP, a Nevada limited          )
partnership,                           )
                                       )
FOUR QUEENS, INC., a Nevada            )     Case No. 95-24686-RCJ
corporation,                           )
                                       )     Jointly Administered)
                                       )     DATE: February 28, 1997
                           Debtors     )     TIME: 1:30 P.M.
                                       )
---------------------------------------)

                       ORDER APPROVING PLAN DOCUMENTATION

                  The Motion of the Unofficial Committee of 12 1/2% First Mortgage Noteholders ("Bondholders' Committee") for Approval of Plan Documentation having come before this court on order shortening time on February 28, 1997, at 1:30 P.M., the Bondholder's Committee appearing by and through its counsel, Thomas H. Fell, Esq., of the law firm of GORDON & SILVER, LTD., and other appearances noted on the record, the court having reviewed the Motion and listened to the presentation of counsel, and other good cause appearing,

                  IT IS HEREBY ORDERED that the Motion For Approval Of Plan Documentation is granted and the effectuating documents as attached to the Motion are hereby approved;

                  IT  IS  FURTHER   ORDERED  that  the   Elsinore   Articles  of
Incorporation as attached to the Motion will be deemed the original Articles of Incorporation of Elsinore Corporation upon execution;

                  IT IS FURTHER ORDERED that the record date for purposes of distribution of the New Elsinore Common Stock shall be February 27, 1997; and

                  IT IS FURTHER ORDERED that Reorganized Debtors may withhold issuance of New Elsinore Common Stock to those classes of unsecured creditors wherein claims remain disputed until such time as the disputed claims have been resolved or the date set for the first distribution of funds to such class pursuant to the Plan of Reorganization, whichever occurs first.


                  DATED this ______day of February, 1997.


                                           ---------------------------------
                                            United States Bankruptcy Court Judge


Prepared and submitted by:
GORDON & SILVER, LTD.
By_________________________________
Thomas H. Fell, Esq.
Nv. Bar No. 003717
3800 Howard Hughes Pkwy., 14th Fl.
Las Vegas,  Nevada 89109
Attorneys  for  UNOFFICIAL  COMMITTEE
OF 12 1/2% FIRST MORTGAGE NOTEHOLDERS